ADVISORY AGREEMENT

Alliance World Dollar Government Fund, Inc.
1345 Avenue Of The Americas
New York, New York 10105

								October 29, 1992,
as amended October 1, 2005


Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

		We, the undersigned Alliance World Dollar Government Fund, Inc., herewith confirm our agreement with you as follows:
		1.	We are a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940 (the "Act").  We propose to engage in the business of investing and reinvesting our assets in securities ("the portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation, Bylaws,
Registration Statement filed with the Securities and Exchange
Commission under the Securities Act of 1933 and the Act, and any representations made in our prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors.  We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.
		2.	(a)	We hereby employ you to manage the investment and
reinvestment of the portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below.
			(b)	You will make decisions with respect to all purchases
and sales of the portfolio assets.  To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets.  In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.
			(c)	You will report to our Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally.  You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request.
In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities
Act of 1933, the limitations in the Act and of the Internal Revenue
Code of 1986, as amended, in respect of regulated investment companies.
			(d)	It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you.  No obligation may be incurred on our behalf in any such respect.  During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers.  Such personnel may be employees of you or your affiliates.  Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.
Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.
		3.	We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) brokerage and commission expenses; (c) federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on borrowings;
(e) our organizational and offering expenses, whether or not advanced by you; (f) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws; (g) fees and expenses of listing and maintaining the listing of our shares on any securities exchange;
(h) expenses of printing and distributing reports to shareholders;
(i) costs of proxy solicitation; (j) charges and expenses of our administrator, custodians and registrar, transfer and dividend paying agent; (k) compensation of our Directors, officers and employees who do not devote any part of their time to your affairs or the affairs of your affiliates other than us; (l) legal and auditing expenses;
(m) the cost of stock certificates representing shares of our common stock; and (n) costs of stationery and supplies.
		4.	We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.
		5.	In consideration of the foregoing we will pay you a monthly fee at an annualized rate of 0.90% of our average weekly net assets.  For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of the average net assets of the Fund for each weekly period (ending on Friday) ending during the month.  The net assets for each weekly period are determined by averaging the net assets on the
Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period.  When a Friday is not a business day for us, then the calculation will be based on our net assets on the business day immediately preceding such Friday.  Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month.  If our initial Registration
Statement is declared effective by the Securities and Exchange Commission after the beginning of a month or this agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.
		6.	This agreement shall become effective on the date set forth
above and may be continued for successive twelve-month periods
(computed from each October 1) provided that such continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of our outstanding voting securities
(as defined in the Act), and in either case, by a majority of our Board of Directors who are not interested persons, as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.  Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof.  This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of our Board of Directors on
60 days written notice to you, or by you on 60 days written notice to us.
		7.	This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you.  The term "transfer", "assignment"
and "sale" as used in this paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.
		8.	(a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance Capital Management Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm, individual or association.
			(b) You will notify us of any change in the general partner of your partnership within a reasonable time after such change.
		9.	If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the term "Alliance".  You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term "Alliance" or any variation thereof, as you may consider appropriate.  Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.
		10.	This Agreement shall be construed in accordance with the laws of the
State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.
		If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
						Very truly yours,

						ALLIANCE WORLD DOLLAR GOVERNMENT
						  FUND, INC.

						By:	__________________________
						   	Name:  Emilie D. Wrapp
						   	Title:  Secretary


Agreed to and accepted
as of the date first set forth above.

ALLIANCE CAPITAL MANAGEMENT L.P.

By:	ALLIANCE CAPITAL MANAGEMENT
     	CORPORATION, its General Partner

	By:	_______________________________
     		Name:  Marc O. Mayer
     		Title:  Executive Vice President